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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of August___, 1999, and effective as of September 1, 1999, by and among MARIO'S EQUIPMENT RENTAL, INC., a Florida Corporation having its principal place of business at 11050 Wiles Road, Coral Springs, Florida 33076 ( hereinafter referred to as ("SELLER") and DELTA SITE DEVELOPMENT CORP., a Florida Corporation ("PURCHASER"), with its principal place of business at 2075 North Powerline Road, Pompano Beach, Florida 33069, with reference to the following RECITALS:

                  A. SELLER, is engaged in the construction site preparation business with an emphasis on property grading and waste collection in Collier, Palm Beach, and Lee Counties (herein, the "SELLER'S Business").

                  B. PURCHASER is engaged in the primary business of waste collection, land filling, and construction and demolition debris removal throughout Florida, and also engages in a secondary business of construction site preparation with an emphasis on property grading and waste collection in Broward and Dade Counties (herein the "PURCHASER'S Business").

                  C. After the transaction PURCHASER or its designated subsidiary shall have acquired rights to all of the assets and certain of the liabilities of SELLER.

                  D. Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, SELLER desires to sell and PURCHASER desires to purchase the assets and assume the liabilities of the SELLER as more particularly described herein.

                  E. PURCHASER will be a wholly owned subsidiary of STAR SERVICES GROUP, INC. ("STAR"), and certain of the obligations herein are to be performed by STAR and for such reason STAR is executing this Agreement.

                  NOW THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


ARTICLE I - PURCHASE AND SALE

         1.1. Agreement to Sell. At the Closing hereunder (as defined in Section
2.1 hereof) and except as otherwise specifically provided in this Section 1.1, SELLER shall grant, sell, convey, assign, transfer and deliver to PURCHASER, upon and subject to the terms and conditions of this Agreement, all right, title and interest of SELLER in and to the assets of SELLER as indicated on SCHEDULE
1.1 free and clear of all encumbrances except as set forth on such Schedule. PURCHASER shall assume the liabilities of SELLER as are set forth on Schedule
1.1 and as were otherwise disclosed in writing to or known by SELLER prior to the closing.

         1.2 Agreement to Purchase. At the Closing hereunder, PURCHASER shall purchase the



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Assets from SELLER, upon and subject to the terms and conditions of this
Agreement and in reliance on the representations, warranties and covenants of SELLER contained herein, in exchange for the Purchase Price (hereinafter defined in Section 1.3 hereof).

         1.3 The Purchase Price.

                  1.3.1 Purchase Price. The Purchase Price shall be Five Hundred Thousand and No/100 Dollars ($500,000.00) which shall be payable as follows:

                  a) One Hundred Thousand and No/100 Dollars ($100,000.00) by delivery of a seven (7%) percent Promissory Note payable in thirty six (36) equal monthly installments of interest and principal. This Note can be restructured if agreed by the parties prior to closing in any way as long as it does not increase the monthly payment.

                  b) Four Hundred Thousand and No/100 Dollars ($400,000.00) by delivery of Star Services Group, Inc., Common Stock which will be restricted so that it will be sellable fifty (50%) percent after the first anniversary of the transaction and fifty (50%) percent after the second anniversary. For purposes of determining the number of shares issued, the Star shares will be valued at of Four Dollars ($4.00) per share. It is intended that prior to the closing, Star Services Group, Inc. will be a publicly traded corporation listed on a national exchange, and this expectation is a material inducement to Seller for this transaction.

                  1.3.2 Payment at Closing. At the Closing, the PURCHASER shall in the aggregate deliver all of the agreed upon number of shares, and the Promissory Note.

                  1.3.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets acquired hereunder as described on SCHEDULE "1.1" hereof. SELLER and PURCHASER each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 1.3.3.

                  1.3.4 Adjustment to Price. The Purchase Price set forth above shall be reviewed for adjustment twice after the closing to reflect any difference either positively or negatively between the various receivables and certain of the liabilities of SELLER acquired by PURCHASER as they are fixed and determined on September 1, 1999, on a "dollar for dollar" basis, such that, if the account receivables exceed the sum of the accounts payable and the assumed Seven Thousand Five Hundred and No/100 Dollar ($75,000.00) Note from SELLER to John Watson (herein "adjustment liabilities"), the price will increase by one dollar for each dollar of positive difference (and conversely, if the adjustment liabilities exceed the account receivables, the price will decrease by one dollar for each dollar of negative difference.) The Note will provide for this adjustment for any positive or negative difference between the receivables and adjustment liabilities which exist as of September 1, 1999, but which becomes known at the adjustment dates. The parties shall review updated (or completed) financial information for the September 1, 1999 effective date and make any adjustments sixty (60) and one hundred eighty (180) days after Closing. There is one other possible adjustment to the Purchase Price after the Closing for reasons set forth in paragraph 6.6 of this Agreement.



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ARTICLE II - CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS, CHANGE IN
NAME AND FURTHER ASSURANCES.

         2.1 Closing. The Closing (the "Closing") of the sale and purchase of the Assets shall take place at 11:00 A.M., local time, on August 19, 1999 at PURCHASER's office, or on such other date as may be mutually agreed upon in writing by PURCHASER and SELLER. The date of the Closing is sometimes herein referred to as the "CLOSING DATE." This transaction's effective date is September 1, 1999.

         2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

                  (a)      SELLER shall deliver to PURCHASER the following:

                           (i) such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to PURCHASER and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, PURCHASER all of SELLER's right, title and interest in and to the Assets.

                           (ii) all of the agreements, contracts, commitments, equipment leases, plans, bids, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondences, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to SELLER which are part of the Assets;

                           (iii) An acceptable lease or sublease for such equipment, whose lenders have not, as of the closing, consented to a transfer of the equipment's lease or title to Delta Site Development Corp. with a release of the guarantee of the purchase loan or lease.

                  (b)      PURCHASER shall deliver to SELLER the following:

                           (i) the shares of Star Services Group, Inc. (or appropriate assurances therefor acceptable to counsel for John Watson)

                           (ii) the Purchase Money $100,000.00 Promissory Note, and related documents.



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                           (iii) a conditional guarantee of the SELLER's Note to
                           John Watson, such guarantee given by Delta Recycling Corp. as provided in paragraph 9.6 hereof.

                  (c) at or prior to the Closing, the parties hereto shall also deliver to each other the agreements, opinions, certificates and other documents and instruments referred to in this Agreement.

         2.3 Further Assurances. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto, without further consideration, such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

         SELLER represents and warrants to the PURCHASER as follows:

         3.1 Organization and Qualification. SELLER is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. To the best of SELLER's knowledge, it has all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the SELLER'S Business in which it is now engaged. To the best of SELLER's knowledge, SELLER is duly qualified to transact the SELLER'S Business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of their business makes such qualification necessary.

         3.2 Tax and Other Liabilities. To the best of SELLER's knowledge, SELLER has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes") and liabilities to customers or suppliers, which has not been disclosed to PURCHASER.

         3.3 Litigation and Claims. To the best of SELLER's knowledge, there is no litigation, arbitration, claim, governmental action or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to SELLER) with respect to SELLER, or any of its or the SELLER'S Business, properties, or assets, and SELLER is not affected by any present or threatened strike or other labor disturbance. To the best of Seller's knowledge, SELLER is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, nor is SELLER required to take any action in order to avoid such violation or default.

         3.4 Assets and Properties. SCHEDULE 1.1 lists all of the tangible and intangible properties and assets of SELLER. To the best of SELLER's knowledge, SELLER has good and marketable title to the Assets (except such properties and assets as are held pursuant to leases or



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licenses described in SCHEDULE 1.4), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as may be listed in SCHEDULE 1.1 or otherwise disclosed to PURCHASER prior to the closing). To the best of SELLER's knowledge, upon consummation of the transactions contemplated hereby, PURCHASER will acquire good and marketable title to the Assets. As disclosed to the Purchaser, certain of the SELLER's equipment is leased where the lease was guaranteed by John Watson (or his businesses), or was purchased where the purchase was guaranteed by Mr. Watson (or his businesses). The lessor or lender may not have consented to the transfer of the equipment's possession or title to the PURCHASER as of the closing date with a release of the guarantee. As to such equipment, it shall be subleased or leased to the PURCHASER for a time commensurate with the lease or loan as the case may be, at a cost equal to the rental paid or debt service for the equipment. If any such sublease or lease transfer shall trigger any default under any agreement with lessor or lender, then such default shall not be a default under this Asset Purchase Agreement, but SELLER shall have sixty (60) days to substitute equipment to PURCHASER of like kind, age, and condition. SELLER may at the time this Agreement is executed maintain its corporate existence after the Closing to conduct such business as is permissible pursuant to its Articles of Incorporation, Florida law, and this Agreement.

         3.5 Contracts and Other Instruments. SCHEDULE 3.5 accurately and completely sets forth the information required to be contained therein regarding contracts, agreements, instruments, equipment leases, licenses, arrangements, or understandings with respect to SELLER. SELLER has furnished to the PURCHASER (a) the Certificate of Incorporation and by-laws of SELLER and all amendments thereto, as presently in effect, certified by the Secretary of the corporation and (b) the following, initialed by the chief executive officer of SELLER: (i) true and correct copies of all contracts, agreements, and instruments referred to in SCHEDULE 3.5; (ii) true and correct copies of all equipment leases and licenses referred to in SCHEDULE 3.5; and (iii) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in SCHEDULE 3.5.

                  To the best of SELLER's knowledge, it is not now in violation or breach of, or in default with respect to complying with, any material term of any contract, agreement, instrument, equipment lease, or license to which it is a party or owns, and each such contract, agreement, instrument, equipment lease, or license is in full force and is the legal, valid, and binding obligation of the SELLER thereto and (subject to applicable bankruptcy, insolvency, and other laws or doctrines affecting the enforceability of creditors' rights generally or affecting the enforceability of such obligations) is enforceable as to them in accordance with its terms. To the best of SELLER's knowledge, each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither SELLER, nor any other party to any such arrangement or understanding has given notice of termination or to the best of SELLER's knowledge taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not in and of itself prejudice any such arrangement or understanding in any way. Some of the contracts SELLER has made with its customers may not be assignable without the consent of the customer; consequently, no warranty or representation as to customer contract assignability is included herein. Additionally, some of the purchase money lenders of equipment purchased by Mario's Equipment Rental, Inc., or the lessors of such equipment as is



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leased by Mario's Equipment Rental, Inc., may not consent to such equipment's transfer to the PURCHASER; consequently, no warranty or representation about the transferability of such equipment's title or leases are made herein. Where needed after closing, SELLER will use its best reasonable efforts to procure the approval of an assignment to PURCHASER of contracts that exist between the SELLER and its customers; however, the failure to procure such approval will not invalidate this Agreement, but the Purchase Price may be affected as provided in paragraph 6.6. The stock ledgers and stock transfer books and the minute book records of SELLER relating to all issuances and transfers of stock by SELLER and all proceedings of the stockholders and the Board of Directors and committees thereof of SELLER since its incorporation made available to PURCHASER's counsel for review prior to closing are the original stock ledgers and stock transfer books and minute book records of SELLER or exact copies thereof. To the best of Seller's knowledge, SELLER is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter document) or by-laws.

         3.6 Employees. Nothing contained in this Agreement or otherwise shall obligate PURCHASER to employ any person who is now or in the future employed by SELLER except for John Watson, Mark Gibbons, Mario Cannizzaro, Lisa Miller, and Sherri Lawrence.

         3.7 Patents, Trademarks, Et Cetera. To the best of SELLER's knowledge, SELLER does not own or have pending, or are licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"), other than as described in
SCHEDULE 1.1, all of which are in good standing and uncontested.

         3.8 Authority to Sell. SELLER has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of SELLER has been duly taken to authorize the execution, delivery, and performance of this Agreement by SELLER. This Agreement has been duly authorized, executed, and delivered by SELLER and constitutes the legal, valid, and binding obligation of SELLER and is enforceable as to them in accordance with its terms.

                  3.9 Consents for Sale. To the best of SELLER's knowledge, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by SELLER for the sale of the Business to PURCHASER. To the best of SELLER's knowledge, no consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which SELLER is a party, or to which it or he or any of its or his respective businesses, properties, or assets are subject, is required for the sale of the Business to PURCHASER. To the best of SELLER's knowledge, the execution, delivery, and performance of this Agreement will not:
(a) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed (except for service contracts between the SELLER and customers which may not be assignable without the customer's consent); or, (b) create any obligation on the part of SELLER that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, equipment lease, license, arrangement, or understanding; or, (c) violate or result in a breach of any term of the Certificate



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of Incorporation (or other charter document) or by-laws of SELLER, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on SELLER, or any Stockholder or to which it or he or any of its or his respective businesses, properties, or assets are subject.

         3.10 Completeness of Disclosure. No representation or warranty by the Seller in this Agreement contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         3.11 Audit. The books, records and the Financial Statements of the SELLER are auditable and an audit will be completed prior to Closing.


ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The PURCHASER represents and warrants to SELLER as follows:

         4.1 Organization. The PURCHASER is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. To the best of PURCHASER's knowledge, it has, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the PURCHASER'S Business in which it is now engaged and the business in which it contemplates engaging. To the best of PURCHASER's knowledge, PURCHASER is duly qualified to transact the PURCHASER'S Business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of their business makes such qualification necessary.

         4.2 Authority to Buy. The PURCHASER has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the PURCHASER have been duly taken to authorize the execution, delivery, and performance of this Agreement by the PURCHASER. This Agreement has been duly authorized, executed, and delivered by the PURCHASER, is the legal, valid, and binding obligation of the PURCHASER, and is enforceable as to it in accordance with its terms.

         4.3 Conflicts. The execution and delivery of this Agreement and the instruments and documents to be delivered by PURCHASER pursuant to this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by PURCHASER will not (i) contravene any provision of PURCHASER'S articles of incorporation or bylaws; or (ii) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which PURCHASER is a party or by which it or its assets may be bound or affected, or any judgment or order of any court or



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governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation.

         4.4 Litigation and Claims. There are no actions, suits, investigations or proceedings pending or, to PURCHASER'S knowledge, threatened against or affecting PURCHASER, its executive officers or directors at law or in equity, by or before any court or governmental department, agency or instrumentality that would prevent PURCHASER from consummating the transactions contemplated hereby and fulfilling its obligations hereunder. PURCHASER is not in violation of, or in default in respect to any law, rule, regulations, order, judgment, or decree; nor is PURCHASER required to take any action in order to avoid such violation or default. To the best of PURCHASER's knowledge, it is not now in violation or breach of, or in default with respect to complying with, any material term of any contract, agreement, lease or license, and additionally is not aware of any facts that could result in a claim or lawsuit against the PURCHASER which would materially affect the PURCHASER's financial status or ability to transact its contemplated business.

         4.5 Completeness of Disclosure. No representation or warranty made by PURCHASER in this Agreement contains or on the date of the Closing will contain an untrue statement of material fact or omits or on the date of the Closing will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


ARTICLE V - AGREEMENTS PENDING CLOSING.

         5.1 Conduct of Business. Until Closing, SELLER will conduct its affairs so that at the Closing no representation or warranty of Seller will be inaccurate, no covenant or agreement of SELLER will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of SELLER. Except as otherwise requested by the PURCHASER in writing, until the Closing, SELLER will use its best efforts to preserve in full force and effect the contracts, agreements, instruments, equipment leases, licenses, arrangements, and understandings of SELLER to be acquired by PURCHASER.

         5.2 Access. SELLER shall give to Purchaser's officers, employees, counsel, accountants and other representatives reasonable access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents of SELLER and shall permit them to consult with the officers, employees, accountants, counsel and agents of SELLER for the purpose of making such investigation of the assets and liabilities being acquired by PURCHASER.

         5.3 Seller' Press Releases. Except as required by applicable law, SELLER shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby.

         5.4 Actions of Purchaser. PURCHASER will not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, PURCHASER shall cooperate with SELLER and use its best efforts to cause all of the conditions to the



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obligations of PURCHASER and SELLER under this Agreement to be satisfied on or prior to the Closing Date.

         5.5 Confidentiality. Unless and until the Closing has been consummated, PURCHASER will hold, and shall cause its counsel, independent certified public accountants, appraisers and investment bankers to hold in confidence any confidential data or information made available to PURCHASER in connection with this Agreement.

                  5.5.1 PURCHASER acknowledges that SELLER has previously disclosed, and may disclose in the future, details concerning the SELLER and the SELLER'S Business to PURCHASER, and this section establishes the restrictions and obligations imposed by SELLER upon PURCHASER in connection with the confidentiality of such disclosures.

                  5.5.2 SELLER and PURCHASER agree that the disclosure of the details of the SELLER'S Business may consist of presentations and demonstrations of the equipment and operation of the Business and may consist of certain documents, records, designs, writings, drawings, specifications, prototypes and materials concerning the Business, all of which are proprietary, and were or are given solely to enable PURCHASER to evaluate the Business. Any such proprietary information, documentation or devices relating to the Business which are disclosed or made available by SELLER to PURCHASER shall hereinafter by referred to as "Confidential Information", and written information shall be marked by PURCHASER as "Confidential". "Proprietary information" means written information, as well as tangible materials, identified as proprietary and not generally available to the public or otherwise known by PURCHASER. PURCHASER shall not, during the term of this Agreement and for a period of two (2) years after its termination, at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, partnership, or any other entity, any other information concerning any matters affecting or relating to the Business of SELLER which is a "trade secret." For purposes of this Agreement the term "trade secret" shall be defined as provided in Florida Statute ss.688.002(4).

                  5.5.3 PURCHASER shall not, during the term of this Agreement and for a period of two (2) years following its termination, either directly or indirectly for itself or for any other person, firm, company, partnership, joint venture, trust, or corporation, call upon, solicit, divert, or take away, or attempt to do so, any of the customers, contact persons, purchasers, or prospective purchasers of SELLER with which PURCHASER has become acquainted or acquired the names of during the course of PURCHASER's exposure to SELLER's propriety information. However, the paragraph shall not affect PURCHASER'S ability to continue to conduct its primary business of waste collection, land filling, and construction and demolition debris removal anywhere in Florida, nor shall it prevent PURCHASER from continuing to conduct its secondary construction site preparation business in Broward and Dade Counties, with any of PURCHASER'S customers, contact persons, purchasers or prospects that PURCHASER had prior to signing this Agreement and with whom PURCHASER did not become acquainted with or exposed to during the course of PURCHASER'S exposure to SELLER'S proprietary information.



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                  5.5.4 In consideration of the disclosure of the Confidential
         Information by SELLER to PURCHASER, PURCHASER undertakes and agrees to be bound by the following obligations:

                           A. PURCHASER shall treat the Confidential Information
                  as strictly confidential, shall not disclose Confidential Information or any portion thereof to any party whatsoever and shall take all reasonable measures necessary to prevent disclosure to others; and

                           B. PURCHASER shall not copy in whole or in part any
                  portion of the Confidential Information; and

                           C. PURCHASER shall only deal with and utilize the
                  Confidential Information during the term of this Agreement, and for the sole purposes set forth in this Agreement; and

                           D. The Confidential Information given to PURCHASER
                  will not be used by PURCHASER, or embodied in any of its products or exploited in any way by PURCHASER.

                           E. PURCHASER shall limit the dissemination of the
                  Confidential Information to only those individuals who have a need to know the Confidential Information in order to perform and carry out the terms of this Agreement and shall direct these representatives to hold in confidence all such information received; and

                           F. PURCHASER shall promptly return the Confidential
                  Information, in whatever form the Confidential Information is received by PURCHASER, including, but not limited to, any and all prototypes, documents, writings, drawings, materials, copies, records, documents and any other representations thereof, to SELLER immediately upon receipt of request therefor from SELLER, or upon the expiration, termination or cancellation of this Agreement, which ever shall first occur. PURCHASER and its representatives shall remain responsible for the confidentiality imposed by this Agreement after the expiration, termination and cancellation of this Agreement.

                  5.5.5 Nothing contained herein shall be construed as conferring upon PURCHASER any rights to the SELLER'S Business or the Confidential Information, directly or by implication, estoppel or otherwise, nor shall any rights arise from this Agreement or from any negotiations, acts, statements or dealings between SELLER and PURCHASER in connection with the execution of this Agreement. It is expressly understood by PURCHASER that no right or license is granted by implication or otherwise to any of the Confidential Information or to any Property Rights of SELLER.

                  5.5.6 The term of this Agreement shall commence as of the date hereof and shall continue for a period of ninety (90) days, unless earlier terminated in SELLER's sole discretion for any reason whatsoever, or unless earlier terminated by virtue of the contemplated sale transaction's completion. However, upon the termination of this Agreement, the duties and obligations of the PURCHASER as set forth herein regarding non-disclosure and confidentiality shall continue and survive during such period as SELLER owns any property or proprietary right in any of the Confidential Information contemplated by this Agreement.

                  5.5.7 PURCHASER acknowledges that the disclosures to be made to it by SELLER pursuant to the terms of this Agreement are to be kept confidential by PURCHASER and its representatives. In the event PURCHASER or its representatives breach the terms and conditions of this Agreement, SELLER shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, both in law and in equity, to obtain damages for any breach of this Agreement.

         5.6 Purchaser's Press Releases. Except as required by applicable law, PURCHASER will not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by SELLER, which approval shall not be unreasonably withheld.


ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligations of the PURCHASER under this Agreement are subject to the following conditions which shall occur or be waived by the PURCHASER prior to closing:

         6.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of SELLER contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by SELLER and such representations and warranties will be made in the office's closing certificates; as of the Closing SELLER shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement (which have not been waived by PURCHASER closing without same); and the PURCHASER shall have received certificates executed by the chief executive officer and the chief financial officer of SELLER dated the date of the Closing, to that effect.

         6.2 Other Closing Documents. SELLER shall have delivered to the PURCHASER at or prior to the closing such other documents as the PURCHASER may reasonably request in order to enable the PURCHASER to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         6.3 Review of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of, counsel to the PURCHASER, and SELLER and shall have furnished PURCHASER'S counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

         6.4 Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         6.5 No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the PURCHASER, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the PURCHASER to consummate any of the transactions contemplated by this Agreement, (c) imposes material limitations on the ability of the PURCHASER effectively to exercise full rights of ownership of the assets, or (d) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the PURCHASER of any of the transactions contemplated by this Agreement.

         6.6 Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject, except for service contracts between SELLER and its customers. In the event at the end of PURCHASER'S first fiscal year (which is no less than one (1) year after the Closing Date) the gross revenue of PURCHASER within such first year shall not exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) as a result of SELLER'S existing service contracts not being assigned to PURCHASER (if such assignment is necessary prior to PURCHASER'S performance of such contracts), an adjustment to the Purchase Price shall be made. The adjustment shall be to reduce the Purchase Price by One Dollar ($1.00) for each Two Dollars ($2.00) of gross revenue under Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00).


ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.

                  All obligations of SELLER under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

         7.1 Deliveries. PURCHASER shall receive at Closing, all of the Purchase Price consideration set forth in Section 1.3. Employment Contracts will be executed with MARIO CANNIZZARO, JOHN WATSON, and MARK GIBBONS, in the form approved by PURCHASER'S counsel.

         7.2 Representations and Warranties True as of the Closing Date. The representations and warranties of PURCHASER contained in this Agreement or in any list, certificate or document delivered by PURCHASER to SELLER pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

         7.3 Compliance with this Agreement. PURCHASER shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         7.4 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

         7.5 Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Counsel for SELLER in the exercise of their reasonable judgment. PURCHASER shall also have delivered to SELLER such other documents, instruments, certifications and further assurances as such counsel for SELLER may reasonably required.

         7.6 Audit Completed. The audit of the books, records, and Financial Statements of the SELLER is completed and is delivered at Closing; the Parties agree to share equally in the cost of such audit.

         7.7 That Star Services Group, Inc. become a publicly traded corporation on a national stock exchange and have its stock traded for at least ten (10) trading days.

         7.8 That SELLER reviews and approves PURCHASER's insurance policies for claims relating to PURCHASER's officers and directors and business coverages.

ARTICLE VIII - INDEMNIFICATION

         8.1 General Indemnification Obligation of SELLER.

                  8.1.1. From and after the Closing and for a period of one (1) year, SELLER will reimburse, indemnify and hold harmless PURCHASER, its subsidiaries and its successors and assigns (an "Indemnified Purchase Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified PURCHASER Party that result from, relate to or arise out of:

                           (i) any and all transactional liabilities and
                  transactional obligations of

                  SELLER of any nature whatsoever, except for those transactional liabilities and transactional obligations of SELLER which Purchaser assumes pursuant to this Agreement;

                           (ii) any and all actions, suits, claims, or legal,
                  administrative, arbitration, governmental or other proceedings or investigations against any Indemnified PURCHASER Party that relate to SELLER in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of SELLER or any director, officer, or employee of SELLER, except for those which PURCHASER specifically assumes pursuant to this Agreement; or

                           (iii) any material misrepresentation, or material
                  breach of warranty on the part of SELLER under this Agreement, or from any material misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to PURCHASER pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.1.

                  8.1.2 To the extent any portion of the purchase price is distributed to the SELLER's shareholders and to the extent the assets of the SELLER are insufficient to pay such indemnity, then such shareholders will be liable for the indemnity provided in Section 8.1.1. only to the extent of the amount of the net distribution (exclusive of taxes) such shareholder receives.

                  8.1.3 To the extent PURCHASER has insurance coverage for any claims that may fall within the scope of the indemnity provided in Section
8.1.1. PURCHASER agrees to waive all rights to the indemnity from the SELLER and the shareholders to the extent of such insurance, regardless of rights of subrogation of the insuror.

         8.2 General Indemnification Obligation of PURCHASER.

                  From and after the Closing, PURCHASER will reimburse, indemnify and hold harmless SELLER, and its shareholders (an "Indemnified SELLER Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified SELLER Party that result from, relate to or arise out of:

                           (i) any and all liabilities and obligations of SELLER
                  which have been assumed by PURCHASER to this Agreement;

                           (ii) any misrepresentation, breach of warranty or
                  non-fulfillment of any agreement or covenant on the part of PURCHASER under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to SELLER pursuant hereto or in connection with the negotiation, execution or performance of his Agreement; and

                  (b) any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8.2.

                  (c) any sales, use, documentary, intangible, or other tax or fee owed by SELLER or resulting from the transaction or the conduct of the Business prior to Closing or resulting from this transaction.

         8.3 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this ARTICLE VIII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by this Article, but which may be affected by other provisions of this Agreement.


ARTICLE IX - POST CLOSING MATTERS

         9.1 Discharge of Obligations. From and after the Closing Date SELLER shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date with respect to the assets which SELLER retains, including without limitation any liabilities or obligations to employees, trade creditors and clients (except for those assumed by PURCHASER).

         9.2 Maintenance of Books and Records. SELLER AND PURCHASER shall preserve until the second anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the business prior to the Closing Date. After the Closing Date, where there is a reasonable and legitimate purpose, such party shall provide the other parties with access to the books and records, upon prior reasonable written request specifying the need therefor, during regular business hours.

         9.3 Payment Received. SELLER and PURCHASER agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using its best efforts not to convert such checks into cash), or other property that it may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, PURCHASER shall have the right and authority to endorse checks payable to SELLER for accounts receivables bought by PURCHASER.

         9.4 Post Closing Matters. From and after the closing Date, SELLER will promptly refer all inquiries with respect to ownership of the Assets to PURCHASER. In addition, SELLER will execute such documents and financing statements as PURCHASER may request from time to time to evidence transfer of the Assets to PURCHASER, including any necessary assignments of financing statements.

         9.5 Assumption. PURCHASER shall perform and discharge all of SELLER's obligations and liabilities which are effectively assumed in accordance with this Agreement. Among the payables being assumed by the PURCHASER are trade payables to Delta Recycling Corp. in the approximate amount of Eighty Thousand and No/100 Dollars ($80,000.00) and trade payables to Watson Trucking in the approximate amount of Thirty Five Thousand and No/100 Dollars ($35,000.00), such trade payables to be fixed as of the September 1, 1999 effective date. After the purchase, these payables will be paid down on a proportionate basis as income becomes available for payable reductions. SELLER also owes Mark Gibbons Eight Thousand Six Hundred Fifty Three and 87/100 Dollars ($8,653.87) in salary which payroll payable is also being assumed by PURCHASER. This payable will be paid to Mark Gibbons in equal weekly amounts starting September 3, 1999 so that it is paid off within six (6) months. For purposes of this Section 9.5, the owners of such trade payables and Mr. Gibbons' payable are intended beneficiaries, and shall have standing and the power to enforce the terms of this Section 9.5 against PURCHASER.

         9.6 Delta Recycling Corp.'s Conditional Guarantee of Watson's Debt. Mario's Equipment Rental, Inc. owes John Watson Seventy-Five Thousand and No/100 Dollars ($75,000.00) which is evidenced by a Promissory Note, and which is being repaid at a rate of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per week. This Note shall be guaranteed by Delta Recycling Corp. in the event John Watson's Employment Agreement is terminated under the provisions of paragraphs 10(a), (c), (d), or (e) of his Employment Agreement. For this reason, Delta Recycling Corp. is executing this Agreement.


ARTICLE X - MISCELLANEOUS

         10.1 Termination.

                  (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                  (i) by mutual consent of SELLER and PURCHASER;

                  (ii) by PURCHASER, (A) at any time if the representations and warranties of SELLER contained in this Agreement were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to SELLER given at any time prior to the Closing Date (or such later date as shall have been specified in a writing authorized on behalf of SELLER AND PURCHASER) if all of the conditions precedent set forth in this Agreement are not satisfied;

                  (iii) by Seller, (A) at any time if the representations and warranties of PURCHASER contained in this Agreement hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to PURCHASER given at any time prior to the Closing Date (or such later date as shall have been specified in a writing authorized on behalf of SELLER AND PURCHASER) if all of the conditions precedent set forth in this Agreement are not satisfied.

                  (b) In the event of the termination and abandonment hereof pursuant to the provisions of this Section 10.1, then this Agreement (except
Section 5.5 and the right to seek damages and equitable relief for its enforcement) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a representation or warranty and a consequent termination prior to closing, whereupon, the one who made such incorrect representation and warranty (or committed such pre-closing breach) shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement up to a maximum of Five Thousand and No/100 Dollars ($5,000.00).

         10.2 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         10.3 Further Actions. At any time and from time to time, each party agrees, at its or their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         10.4 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement.

         10.5 Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement by all parties shall survive the Closing for a period of one (1) year. The statements contained in any document executed by SELLER, relating hereto or delivered to the PURCHASER in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of SELLER, pursuant hereto or thereto or delivered to the PURCHASER in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, for all purposes of this Agreement.

         10.6 Modification. This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         10.7 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.8) with a copy to each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 10.08. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this SECTION 10.7 shall be deemed given at the time of receipt thereof.

         10.8 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         10.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of SELLER, AND PURCHASER, and their respective successors and assigns and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         10.10 No Third Party Beneficiaries. Except as provided herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         10.11 Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If, however, the clause determined to be invalid materially affects the performance of the parties, or materially impacts the parties' expectations or positions with respect to the Agreement, the parties will negotiate in good faith to modify the Agreement in some fashion so as to, as near as possible, place the parties in the same position they were in, vis-a-vis, their intent, performance expectations, and economic position.

         10.12 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         10.13 Dispute Resolution. All claims, counterclaims, disputes, and other matters in question between the parties arising out of, relating to, or pertaining to this Agreement shall be determined by litigation in the Circuit Court of the Seventeenth Judicial Circuit in and for

Broward County, Florida, or the Federal District Court of the Southern District of Florida and appropriate appellate courts for such venue and jurisdiction. In the event of any litigation which arises out of, pertains to, or relates to this Agreement, the prevailing party shall be entitled to recover a reasonable attorney's fee from the non-prevailing party, subject to the limits of this paragraph. Where the prevailing party is awarded compensatory damages from the non-prevailing party, the amount of attorney's fees shall not exceed the amount of compensatory damages or Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), whichever is less (it being the intent that no attorney's fees shall be recoverable by a prevailing party in the absence of an award of compensatory damages). If no compensatory damages are awarded, the prevailing party is entitled to a reasonable attorney's fee for the defense of the non-prevailing party's claim, not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

         10.14 Notwithstanding anything to the contrary, the SELLER's maximum, cumulative liability under this Agreement shall not exceed the purchase price.

                  IN WITNESS WHEREOF, the Parties hereto have this day set their hand and seal.

                                    MARIO'S EQUIPMENT RENTAL, INC.

                                    By:
                                       -----------------------------------------
                                             John Watson, President

                                    Approved:

                                    By:
                                       -----------------------------------------
                                             Mario Cannizzaro

                                    DELTA SITE DEVELOPMENT CORP.

                                    By:
                                       -----------------------------------------
                                             Patrick F. Marzano, President

                                    STAR SERVICES GROUP, INC.

                                    By:
                                       -----------------------------------------
                                             Patrick F. Marzano, President

                                    DELTA RECYCLING CORP.

                                    By:
                                       -----------------------------------------
                                             Patrick F. Marzano, President

                                  SCHEDULE 1.1

                                  (PAGE 1 OF 2)


ASSETS:

1.       See Equipment List attached dated 8/13/99

2.       Cash = $5,993.43

3.       Accounts Receivable = $169,783.99

4.       Employee Loans = $2,413.00

5.       Deposits Receivable (F.D.O.T. toll card) = $300.00

6.       Goodwill

7.       Covenant Not to Compete

LIABILITIES:

1.       Trade Accounts Payable = $176,511.40

2. Loan Payable to Watson Trucking that John Watson guaranteed at 9/1/99 = $75,000.00

3. Loans Payable on purchased Equipment (see attached Equipment List dated 8/13/99 and Finance Agreements)

4.       Payroll Payable to Mark Gibbons = $8,563.87


NOTE:  ALL FIGURES PROVIDED ARE EFFECTIVE AS OF 9:30 A.M. ON AUGUST 19, 1999.

                                  SCHEDULE 1.1

                                  (PAGE 2 OF 2)


                            MARIO'S EQUIPMENT RENTAL
                          ALLOCATION OF PURCHASE PRICE


Restricted Stock subject to Marketability Discount by Seller                                            $300,000.00

Promissory Note                                                                                         $200,000.00
                                                                                                        -----------

TOTAL PURCHASE PRICE                                                                                    $500,000.00
                                                                                                        ===========




Goodwill                                                                                                $458,000.00

Covenant not to Compete                                                                                 $ 10,000.00

Equipment                                               $397,000.00
Less Debt                                              ($365,000.00)
                                                       ------------

                                                                                                        $ 32,000.00
                                                                                                        -----------

TOTAL                                                                                                   $500,000.00
                                                                                                        ===========